EXHIBIT 99.1


                 HOUSEHOLD FINANCE CORPORATION AND SUBSIDIARIES

                             DEBT SECURITIES RATINGS


                                         Standard      Moody's
                                         & Poor's    Investors
                                      Corporation      Service      Fitch Inc.
-------------------------------- ----------------- ------------ ---------------
At June 30, 2001
-------------------------------- ----------------- ------------ ---------------
Household Finance Corporation
     Senior debt                                A           A2              A+
     Senior subordinated debt                  A-           A3               A
     Commercial paper                         A-1          P-1             F-1

Household Bank (Nevada) N.A.
     Senior debt                                A           A2              A+
-------------------------------- ----------------- ------------ ---------------